Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-3 of our report dated February 27, 2007 relating to the financial statements of Freedom Acquisition Holdings, Inc.
/s/ Rothstein, Kass and Company, P.C.
Roseland, New Jersey
January 25, 2008